UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2024

Genelux Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-41599	77-0583529
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2625 Townsgate Road, Suite 230 Westlake Village, California	91361
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 267-9889

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	GNLX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On June 4, 2024, Genelux Corporation (the “Company”) made available the corporate presentation attached hereto as Exhibit 99.1 (the “Corporate Presentation”). Information from the Corporate Presentation may also be used by the management of the Company in future meetings regarding the Company. For important information about forward-looking statements in the Corporate Presentation, see the slide titled “Forward-Looking Statements” in Exhibit 99.1 attached hereto.

The information contained or incorporated in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing to this Current Report on Form 8-K.

Item 8.01 Other Events.

On June 3, 2024, the Underwriters (as defined below) exercised in part their option to purchase (i) an additional 625,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and (ii) accompanying warrants to purchase 625,000 shares of Common Stock (the “Warrants”), with an exercise price of $5.25 per share, at a combined offering price of $4.00 per share and accompanying Warrant, pursuant to an underwriting agreement dated as of May 23, 2024 (the “Underwriting Agreement”) by and between the Company and Guggenheim Securities, LLC, as representative of the several underwriters named therein (the “Underwriters”, and such exercise, the “Overallotment Exercise”).

The net proceeds to the Company from the Overallotment Exercise were approximately $2.35 million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company. All of the Shares and the Warrants were sold by the Company.

The securities described above were offered and issued pursuant to an effective shelf registration statement on Form S-3 (File No. 333-276847) and the related prospectus and prospectus supplement.

Each Warrant has an initial exercise price per share of $5.25, subject to certain adjustments as provided in the Warrant. The Warrants may be exercised at any time until exercised in full. A holder (together with its affiliates and other attribution parties) may not exercise any portion of a Warrant to the extent that immediately prior to or after giving effect to such exercise the holder would own more than 9.99% of the Company’s outstanding Common Stock immediately after exercise, which percentage may be changed at the holder’s election to a lower or higher percentage not in excess of 19.99% (if exceeding such percentage would result in a change of control under Nasdaq Listing Rule 5635(b) or any successor rule) upon 61 days’ notice to the Company subject to the terms of the Warrants.

The foregoing description of the terms of the Warrants does not purport to be complete and is qualified in its entirety by reference to the form of Warrant, which is filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on May 24, 2024, and which is incorporated herein by reference. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the securities in the Overallotment Exercise is filed as Exhibit 5.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
5.1	Opinion of Cooley LLP
23.1	Consent of Cooley LLP (included in Exhibit 5.1)
99.1	Corporate Presentation, dated June 4, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genelux Corporation

Date: June 4, 2024	By:	/s/ Thomas Zindrick, J.D.
Thomas Zindrick, J.D. President and Chief Executive Officer